EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-192172, 333-197899, 333-206610, 333-206611, 333-211143, 333-211144, 333-217821, 333-217822, 333-224768, 333-224769, 333-231499, 333-231501, 333-238250 and 333-238251) of our reports dated March 25, 2021, with respect to the consolidated financial statements of Wix.com Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of Wix.com Ltd., included in this annual report (Form 20-F) for the year ended December 31, 2020.

Tel Aviv, Israel March 25, 2021	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global